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                                                                     Exhibit 5.1


                         [Cooley Godward LLP Letterhead]




July 16, 2002
PETsMART, Inc.
19601 North 27th Avenue
Phoenix, Arizona 85027

Ladies and Gentlemen:

           You have requested our opinion with respect to certain matters in connection with the filing by PETsMART, Inc. (the "Company") of a Registration Statement on Form S-3 (the "Registration Statement") with the Securities and Exchange Commission covering an underwritten public offering of up to 14,500,000 shares of the Company's common stock, $.0001 par value, including 1,317,416 shares to be sold by the Company, plus any shares to be sold by the Company upon exercise of the over-allotment option (the "Company Shares") and 13,182,584 shares to be sold by a certain selling stockholder (the "Selling Stockholder Shares"). The Company Shares and the Selling Stockholder Shares are collectively referred to herein as "Common Stock."

           In connection with this opinion, we have examined and relied upon the Registration Statement and related Prospectus included therein, your Amended and Restated Certificate of Incorporation and Bylaws, as amended, and such other documents, records, certificates, memoranda and other instruments as we deem necessary as a basis for this opinion. We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof. We have also assumed that the shares of Common Stock will be sold by the Underwriters at a price established by the Board of Directors of the Company.


           On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Selling Stockholder Shares are validly issued, fully paid and nonassessable, and the Company Shares, when sold and issued in accordance with the Registration Statement and related Prospectus, will be validly issued, fully paid and nonassessable. We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus included in the Registration Statement.


Very truly yours,

COOLEY GODWARD LLP


By /s/ Robert J. Brigham
   --------------------------
      Robert J. Brigham